Exhibit 10.54
CERTAIN INFORMATION HAS BEEN OMITTED FROM THIS DOCUMENT BECAUSE IT IS (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. OMISSIONS ARE MARKED [***]
MANUFACTURING SERVICES AND LINE RETENTION AGREEMENT
July 29, 2022
Insulet Corporation
100 Nagog Park
Acton, Massachusetts 01720
(herein referred to as “INSULET”)
RE: Manufacturing Services Agreement (“Agreement”)
Dear Customer:
We appreciate very much for your choice of Flex Medical Sales and Marketing, Ltd., (“Flex”) as manufacturing partner of Insulet (“Customer”), in accordance with the terms and conditions of this Agreement.
1.Subject to the terms and conditions of this Agreement, Customer hereby engages Flex to procure components, parts and raw material (collectively “Materials”), and to manufacture, assemble, and test inspect, configure and ship certain products (the “Products”) at prices upon which we have agreed (the “Prices”) pursuant to mutually agreed upon written specifications (collectively, such work, the “Services”). In case of any conflict between the specifications and this Agreement, this Agreement prevail.
2.The Products and Prices are listed on Attachment A and the Prices are based on the terms in this Agreement, including the assumptions set forth in Attachment A. Prices are in U.S. Dollars.
3.Customer shall issue a purchase order(s) (“Order”) for the Product set forth in Attachment “A”. Flex will manufacture the Products ordered by Customer in the Order.
4.All Materials will be provided by Customer under buy/sell model [***] (“Buy/Sell Materials”). Flex may use the Buy/Sell Materials solely for manufacturing of the Products. Upon completion of the Order, Customer shall buy back from Flex all Buy/Sell Materials that have not been used for the manufacturing of the Products and remained at Flex´s holdings, at the purchase price agreed by the parties, ExWorks (Incoterms 2020) Flex facility [***]. Title and risk of loss of the Buy/Sell Materials will transfer from one party to the other upon delivery.
5.Customer shall pay Flex [***] expenses as set forth in Attachment “B” (“NRE Charges”). Preparations for providing Services will not commence until the NRE Order of the Customer is received by Flex and the Customer paid for the ordered NRE Charges. If the actual incurred NRE Charges will exceed through no fault of Flex those agreed to, Flex will provide Customer notification and written verification of such additional expenses [***].
6.Flex warrants that the Products shall have been manufactured in accordance with the applicable Specifications and shall be free from defects in workmanship (“Express Limited Warranty”). Flex makes no warranty with respect to (i) the Materials (except that Flex will pass on to Customer all manufacturers’ Materials warranties to the extent that they are transferable but will not independently warrant any Materials), (ii) the specifications and/or the Product design; (iii) Product that has been abused, damaged, altered or misused or mishandled; (iv) prototypes and pre-production units; or (v) defects resulting from tooling, designs or instructions produced or supplied by Customer. Customer shall be liable for costs or expenses incurred by Flex arising out of or related to the foregoing exclusions. Flex shall perform the following tests on Products before delivery to the Customer:
a.Pre-lot qualification test, and
b.Thermal cycling process. ((a) and (b) together shall be defined as “Tests”).

The testing protocol, acceptance criteria and cost of the Tests shall be agreed by the parties in writing.
If a Products fails to meet the Express Limited Warranty and to satisfy the agreed acceptance criteria, then, as Flex’s sole obligation, and Customer’s sole remedy, Flex shall promptly [***] or [***]. Products that passed the Tests shall be deemed accepted by the Customer and shall be delivered by Flex to the Customer “as is”, without any further warranty and any and all claims and damages are excluded except in case of gross negligence or wilful intent. This warranty is the sole warranty given by Flex and is in lieu of any other warranties, either express, implied, or statutory, including but not limited to warranties of merchantability, noninfringement, compliance with RoHS, WEEE and REACH (and other similar applicable legislation), and fitness for a particular purpose, each of which is specifically disclaimed.
Customer shall be responsible for handling all complaints and inquiries related to the Products made by users of the Products, and any reporting requirements related thereto.
7.If either party believes that a recall, market withdrawal, safety alert or similar corrective action (“Recall”) of the Products may be desirable or required by law, it shall immediately notify the other party in writing. If a Recall is necessary or deemed advisable by Customer, each party shall provide reasonable cooperation to the other in recalling the Product. Customer shall be responsible for all Recalls and other corrective actions associated with Products. Flex will not act to initiate a Recall without the express prior written approval of Customer.
8.This Agreement will expire upon the completion of agreed PO and cannot be terminated by either party before that. Any clause contained herein which would be expected to survive expiration shall survive.
Upon (a) expiration or termination of this Agreement for any reason, (b) cancellation of an Order (including a termination or cancellation resulting from a breach by Flex), (c) a reduction in the Ordered quantity by more than [***], or (d) Customer’s failure to accept delivery of a shipment made pursuant to its Order within [***], Customer shall pay Flex (i) [***] for all affected finished Products, (ii) [***] of any work in process at the time the cancellation or termination notice was received; and Customer shall buy back from Flex all Buy/Sell Materials at the Material [***]. In addition, [***]. All amounts payable under this paragraph shall be due within thirty (30) days following the date of an invoice.
9.Customer shall defend, indemnify and hold harmless, Flex from and against all claims, actions, losses, expenses, damages or other liabilities, including reasonable attorneys’ fees (collectively, “Damages”) incurred by or assessed against Flex, but solely to the extent arising out of third-party claims relating to the Products, except to the extent that Flex indemnifies Customer pursuant to the next paragraph.
10.Flex will promptly defend, indemnify, and hold Customer harmless from and against any Damages which relate to any third party claim that Flex’s manufacturing process (except to the extent such process is provided or specified by the Customer, in which case Customer shall indemnify Flex) (i) violates the intellectual property rights of a third party; or (ii) has caused personal injury, property damage, or death.
11.Customer acknowledges that, with the exception of its remedies under the warranty clause or the indemnification clause hereunder, [***] shall be the sole and exclusive remedy of the parties for breach of this Agreement. In addition, in no event shall either party be liable to the other party for

(i)[***];
(ii)[***];
(iii)[***]; or
(iv)[***]

arising out of or relating to this Agreement or the sale of Products hereunder, whether such liability is asserted on the basis of contract, tort (including the possibility of negligence or strict liability) or otherwise, even if the party has been warned of the possibility of any such loss or damage, and even if any of the limited remedies provided for herein shall fail of their essential purpose. In addition, in no event shall either party´s liability for all claims arising out of or relating to this Agreement exceed at any given time an amount determined as follows: [***].
12.Each party owns all background intellectual property rights to any developments (i) prior to this Agreement or (ii) outside of this Agreement. As concerns any new intellectual property created under this Agreement, Insulet will have title to, ownership of, and all proprietary rights in all intellectual property related to the Product, including any new intellectual property created that relates to the manufacturing process of the Product, to the extent such manufacturing process was developed by Flex based on the written instructions or Specifications of the Customer. Customer shall be responsible for obtaining any necessary license or other rights and for paying any royalties or license fees in connection with any third-party intellectual property rights incorporated into the deliverables.
13.Each party agrees to maintain appropriate insurance to cover such party’s respective risks and liabilities under this Agreement with coverage amounts commensurate with such risks and liabilities, taking in account each party’s capability for self-insurance.
14.This Agreement and its attachments make up the entire Agreement between the parties and supersede prior discussions, except for any related written Agreements concerning confidentiality. Both parties expressly reject any pre-printed terms and conditions of any Order, acknowledgment or any other form or document of either party and any other terms which alter the terms hereof. The terms hereof may be amended only by a writing executed by authorized representatives of both parties. This Agreement will not be assigned by either party without the other party's prior written consent; provided, however, that Customer understands that Flex will engage related legal entities (“Affiliates”) to perform all or part of the services contemplated in this Agreement and that Flex may assign, convey or otherwise transfer its rights and obligations under this Agreement, in whole or in part, to any of its Affiliates or to a third party financial institution for the purpose of receivables financing (e.g., factoring).
15.This Agreement shall be governed by and interpreted in accordance with the laws of the state of California. Any dispute, claim or controversy arising from or related in any way to this Agreement or the interpretation, application, breach, termination or validity thereof, including without limitation any claim of inducement of this Agreement by fraud will be submitted for resolution by binding arbitration in accordance with the Comprehensive Arbitration Rules & Procedures of JAMS. The arbitration will be held in Santa Clara County, California and it shall be conducted in the English language. Judgment on any award in arbitration may be entered in any court of competent jurisdiction. Notwithstanding the above, each party shall have the right to file in the Santa Clara, California state court or the federal courts in and for the Northern District of California an application for temporary or preliminary injunctive relief, writ of attachment, writ of possession, temporary protective order, and/or appointment of a receiver on the grounds that the arbitration award to which the applicant may be entitled may be rendered ineffectual in the absence of such relief. In the event of any dispute between the parties, the parties hereby knowingly and voluntarily agree that any and all matters shall be decided by a judge or arbitrator without a jury to the fullest extent permissible under applicable law.
We look forward to working with you.
Very truly yours,
Flextronics Medical Sales and Marketing, Ltd.
By____/s/ [***]_________________ Name: [***] Title: [***]
August 4, 2022
ACCEPTED AND AGREED TO:
Insulet Corporation
Name: __/s/ Peter Griffin___________________________________
Title: VP Global Procurement
Date: August 5, 2022

Attachment A.
Additional Assumptions, Products and Prices
[***]

Attachment B
Capital Expenditure and NRE Requirements
[***]

Attachment C
Line Retention Agreement
[***]